IN THE UNITED STATES DISTRICT COURT
                      FOR THE WESTERN DISTRICT OF VIRGINIA

                                ROANOKE DIVISION


UNITED STATES OF AMERICA          )
                                  )
                  v.              ) Criminal Number 7:07-cr-00022 )
ITT CORPORATION                   )   In Violation of:
                                  )         Title 18, U.S.C. ss.ss. 2
                                  )         Title 22, U.S.C. ss.ss. 2778(b)(2),
                                  )                2778(c)
                                  )         Title 22, C.F.R. ss.ss. 127.1(a),
                                  )                127.3



                                   INFORMATION
                                   -----------

     The United States Attorney charges:

                                    COUNT ONE
                                    ---------
 (Willful Violation of the International Traffic in Arms Regulations, Export of
                       Defense Articles Without A License)

     1. On or between March 2001 and August 2001, in the Western District of Virginia, the defendant, ITT Corporation, did knowingly and willfully export and cause to be exported from the United States to Singapore, the People's Republic of China, and the United Kingdom, defense articles, that is, technical data related to a laser counter measure (also known as a "light interference filter") for military night vision goggle systems, which were designated as defense articles on the United States Munitions List, without having first obtained from the Department of State a license or written authorization for such exports.

     2. In violation of Title 18, United States Code, Section 2, Title 22, United States Code, Sections 2778(b)(2) and 2778(c), Title 18, United States Code, Section 2, and Title 22, Code of Federal Regulations, Sections 127.1(a) and 127.3.

                                    COUNT TWO
                                    ---------
        (Omission of Statements of Material Fact in Arms Exports Required
                                    Reports)

     1 On or between April 2000 and October 2004, within the Western District of Virginia, the defendant, ITT Corporation, did knowingly and willfully omit material facts from required reports that were necessary to make the statements in the reports not misleading, that is, that ITT Corporation failed to state in required consignment related reports that ITT Corporation was aware that it was violating its export licenses for the temporary export or consignment of night vision goggles or night vision parts to foreign persons for years before informing the Department of State about the violations, and that ITT Corporation failed to take significant corrective action to stop the ongoing violations until shortly before it informed the Department of State about the violations.

     2 In violation of Title 22, United States Code, Section 2778(c) and Title 18 United States Code, Section 2.

                                   COUNT THREE
                                   -----------
 (Willful Violation of the International Traffic in Arms Regulations, Export of
                       Defense Articles Without a License)

     1 On or between January 1996 and May 2006, within the Western District of Virginia, the defendant, ITT Corporation, did knowingly and willfully export and cause to be exported from the United States to the People's Republic of China, Singapore and Japan, defense articles, that is technical data, including drawings and specifications and defense services related to military night vision goggle systems, including the Enhanced Night Vision Goggle System, which were designated as defense articles on the United States Munitions List, without having first obtained from the Department of State a license for such exports or written authorization for such exports.

     2 In violation of Title 18 United States Code, Section 2, Title 22, United States Code, Sections 2778(b)(2) and 2778(c), Title 18 United States Code,
Section 2, and Title 22, Code of Federal Regulations, Sections 127.l(a) and
127.3.

                              FORFEITURE ALLEGATION
                              ---------------------

         1. In committing the felony offenses alleged in Count(s) One, Two and Three of the Information, ITT shall forfeit to the United States of America, pursuant to 18 U.S.C. ss. 981(a)(1)(C), as authorized by 28 U.S.C. 2461, any property, real or personal, which constitutes or is derived from proceeds traceable to the offenses

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

alleged in this Information, without regard to the type of interest held, wherever located and in whatever name held.

     2. The property to be forfeited to the United States includes but is not limited to the following property:

     Money Judgment Not less than twenty eight million dollars ($28,000,000.00) in United States currency and all interest and proceeds traceable thereto, in that such sum in aggregate was obtained directly or indirectly as a result of the aforestated offenses or is traceable to such property.

     3. If any of the above-described forfeitable property, as a result of any act or omission of the defendant:

        (a) cannot be located upon the exercise of due diligence;
        (b) has been transferred or sold to, or deposited with a third person;
        (c) has been placed beyond the jurisdiction of the Court;
        (d) has been substantially diminished in value; or
        (e) has been commingled with other property which cannot be subdivided without difficulty;

it is the intent of the United States, pursuant to 18 U.S.C. ss. 982(b)(1) and 21 U.S.C. ss. 853(p), to seek forfeiture of any other property of the defendant up to the value of the above-described forfeitable property.


Date:  March 26,2007                                /S/ JOHN L. BROWNLEE
       -------------                           -------------------------------
                                               JOHN L. BROWNLEE
                                               UNITED STATES ATTORNEY



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